                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

            We consent to the incorporation by reference for the registration of
679,149  shares in the  Registration  Statement  on Form S-3 of our audit report dated February 14, 2003 relating to the 2002 consolidated  financial  statements of Empire Resorts,  Inc. (formerly Alpha Hospitality  Corporation) which appears in the Company's  annual  report on Form 10-KSB for the year ended  December 31,
2002, as filed with the Securities and Exchange Commission on February 19, 2003,
and  to  the  reference  to  our  firm  under  the  caption  "Experts"  in  this registration statement.

                                     /s/ Friedman Alpren & Green LLP

New York, New York
November 17, 2003